Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:
Gina Sorice	Tom Barth
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
646-320-4107	617-274-7130
gsorice@akamai.com	tbarth@akamai.com

AKAMAI REPORTS FIRST QUARTER 2021 FINANCIAL RESULTS

First quarter revenue of $843 million, up 10% year-over-year and up 8% when adjusted for foreign exchange*

Security Technology Group revenue of $310 million, up 29% year-over-year and up 27% when adjusted for foreign exchange*

Edge Technology Group revenue of $532 million, up 2% year-over-year and flat when adjusted for foreign exchange*

GAAP EPS of $0.94, up 25% year-over-year, and non-GAAP EPS* of $1.38, up 15% year-over-year

CAMBRIDGE, Mass. – May 4, 2021 – Akamai (NASDAQ: AKAM), the world’s most trusted solution for protecting and delivering digital experiences, today reported financial results for the first quarter ended March 31, 2021.

“We are pleased with our excellent start in 2021, with revenue, margins and earnings all exceeding expectations,” said Dr. Tom Leighton, Chief Executive Officer. “We continued to capitalize on the substantial opportunities for our business, as demonstrated by the very strong growth of our security and edge applications solutions and strong traffic growth on the Akamai Intelligent Edge Platform.”

Akamai delivered the following financial results for the first quarter ended March 31, 2021:

Revenue: Revenue was $843 million, a 10% increase over first quarter 2020 revenue of $764 million and an 8% increase when adjusted for foreign exchange.*

Revenue by Product Group:

•Security Technology Group revenue was $310 million, up 29% year-over-year and up 27% when adjusted for foreign exchange*
•Edge Technology Group revenue was $532 million, up 2% year-over-year and flat when adjusted for foreign exchange*

Revenue by Geography:

•U.S. revenue was $463 million, up 8% year-over-year
•International revenue was $380 million, up 13% year-over-year and up 8% when adjusted for foreign exchange*

Income from operations: GAAP income from operations was $182 million, a 20% increase from first quarter 2020. GAAP operating margin for the first quarter was 22%, up 2 percentage points from the same period last year.

Non-GAAP income from operations* was $264 million, a 15% increase from first quarter 2020. Non-GAAP operating margin* for the first quarter was 31%, up 1 percentage point from the same period last year.

Net income: GAAP net income was $156 million, a 26% increase from first quarter 2020. Non-GAAP net income* was $228 million, a 16% increase from first quarter 2020.

EPS: GAAP EPS was $0.94 per diluted share, a 25% increase from first quarter 2020 and an 18% increase when adjusted for foreign exchange.* Non-GAAP EPS was $1.38 per diluted share, a 15% increase from first quarter 2020 and an 11% increase when adjusted for foreign exchange.*

Adjusted EBITDA*: Adjusted EBITDA* was $375 million, a 15% increase from first quarter 2020. Adjusted EBITDA margin* for the first quarter was 45%, up 2 percentage points from the same period last year.

Supplemental cash information: Cash from operations for the first quarter of 2021 was $250 million, or 30% of revenue. Cash, cash equivalents and marketable securities was $2.5 billion as of March 31, 2021.

Share repurchases: Akamai spent $58 million in the first quarter of 2021 to repurchase 0.6 million shares of its common stock at an average price of $98.39 per share. The Company had 163 million shares of common stock outstanding as of March 31, 2021.

*    See Use of Non-GAAP Financial Measures below for definitions

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-844-578-9671 (or 1-508-637-5655 for international calls) and using passcode 6557299. A live webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for two weeks following the conference by calling 1-855-859-2056 (or 1-404-537-3406 for international calls) and using passcode 6557299. The archived webcast of this event may be accessed through the Akamai website.

About Akamai
Akamai secures and delivers digital experiences for the world’s largest companies. Akamai’s intelligent edge platform surrounds everything, from the enterprise to the cloud, so customers and their businesses can be fast, smart and secure. Top brands globally rely on Akamai to help them realize competitive advantage through agile solutions that extend the power of their multi-cloud architectures. Akamai keeps decisions, apps and experiences closer to users than anyone – and attacks and threats far away. Akamai’s portfolio of edge security, web and mobile performance, enterprise access and video delivery solutions is supported by unmatched customer service, analytics and 24/7/365 monitoring. To learn why the world’s top brands trust Akamai, visit www.akamai.com, blogs.akamai.com, or @Akamai on Twitter.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$456,799	$352,917
Marketable securities	831,260	745,156
Accounts receivable, net	666,536	660,052
Prepaid expenses and other current assets	206,807	171,406
Total current assets	2,161,402	1,929,531
Marketable securities	1,165,573	1,398,802
Property and equipment, net	1,511,393	1,478,272
Operating lease right-of-use assets	825,944	793,945
Acquired intangible assets, net	227,436	234,724
Goodwill	1,682,093	1,674,371
Deferred income tax assets	103,433	106,918
Other assets	140,646	147,567
Total assets	$7,817,920	$7,764,130
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$119,462	$118,546
Accrued expenses	309,894	380,468
Deferred revenue	102,525	76,600
Operating lease liabilities	156,656	154,801
Other current liabilities	26,594	27,755
Total current liabilities	715,131	758,170
Deferred revenue	4,076	5,262
Deferred income tax liabilities	35,115	37,458
Convertible senior notes	1,923,829	1,906,707
Operating lease liabilities	733,544	715,404
Other liabilities	84,862	89,833
Total liabilities	3,496,557	3,512,834
Total stockholders' equity	4,321,363	4,251,296
Total liabilities and stockholders' equity	$7,817,920	$7,764,130

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in thousands, except per share data)	March 31, 2021	December 31, 2020	March 31, 2020
Revenue	$842,708	$846,287	$764,302
Costs and operating expenses:
Cost of revenue(1) (2)	306,687	303,847	268,582
Research and development(1)	82,045	67,228	71,224
Sales and marketing(1)	116,354	140,401	123,786
General and administrative(1) (2)	136,715	162,453	127,361
Amortization of acquired intangible assets	11,427	10,894	10,434
Restructuring charge	7,116	26,847	10,585
Total costs and operating expenses	660,344	711,670	611,972
Income from operations	182,364	134,617	152,330
Interest income	4,578	6,270	7,043
Interest expense	(17,834)	(17,342)	(17,205)
Other (expense) income, net	(817)	5,415	(4,108)
Income before provision for income taxes	168,291	128,960	138,060
Provision for income taxes	(11,898)	(4,158)	(14,292)
Loss from equity method investment	(698)	(11,432)	(622)
Net income	$155,695	$113,370	$123,146

Net income per share:
Basic	$0.95	$0.70	$0.76
Diluted	$0.94	$0.68	$0.75

Shares used in per share calculations:
Basic	163,061	162,798	161,992
Diluted	165,688	165,879	163,684

(1)    Includes stock-based compensation (see supplemental table for figures)
(2)     Includes depreciation and amortization (see supplemental table for figures)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
(in thousands)	March 31, 2021	December 31, 2020	March 31, 2020
Cash flows from operating activities:
Net income	$155,695	$113,370	$123,146
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	131,471	127,708	116,208
Stock-based compensation	54,305	50,510	47,493
Provision (benefit) for deferred income taxes	1,764	(11,273)	(2,888)
Amortization of debt discount and issuance costs	16,257	15,766	15,633
Other non-cash reconciling items, net	1,226	6,743	12,052
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(15,580)	(4,942)	(73,913)
Prepaid expenses and other current assets	(35,388)	(4,015)	(10,434)
Accounts payable and accrued expenses	(72,986)	(10,607)	(27,458)
Deferred revenue	25,439	(16,121)	26,989
Other current liabilities	(716)	19,739	928
Other non-current assets and liabilities	(11,694)	4,215	(4,513)
Net cash provided by operating activities	249,793	291,093	223,243
Cash flows from investing activities:
Cash (paid) received for business acquisitions, net of cash acquired	(15,638)	(128,105)	106
Cash paid for asset acquisition	—	—	(36,376)
Purchases of property and equipment and capitalization of internal-use software development costs	(164,719)	(167,445)	(215,429)
Purchases of short- and long-term marketable securities	(90,279)	(629,323)	(389,779)
Proceeds from sales and maturities of short- and long-term marketable securities	234,149	296,838	530,816
Other non-current assets and liabilities	179	10,101	(76)
Net cash used in investing activities	(36,308)	(617,934)	(110,738)
Cash flows from financing activities:
Proceeds from the issuance of common stock under stock plans	21,410	13,963	19,546
Employee taxes paid related to net share settlement of stock-based awards	(63,946)	(12,529)	(50,835)
Repurchases of common stock	(58,241)	(72,510)	(80,550)
Net cash used in financing activities	(100,777)	(71,076)	(111,839)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(7,151)	7,400	(8,983)
Net increase (decrease) in cash, cash equivalents and restricted cash	105,557	(390,517)	(8,317)
Cash, cash equivalents and restricted cash at beginning of period	353,466	743,983	394,146
Cash, cash equivalents and restricted cash at end of period	$459,023	$353,466	$385,829

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY PRODUCT GROUP (1)

	Three Months Ended
(in thousands)	March 31, 2021	December 31, 2020	March 31, 2020
Security Technology Group	$310,219	$296,137	$240,300
Edge Technology Group	532,489	550,150	524,002
Total revenue	$842,708	$846,287	$764,302
Revenue growth rates year-over-year:
Security Technology Group	29%	24%	26%
Edge Technology Group	2	3	1
Total revenue	10%	10%	8%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(2):
Security Technology Group	27%	23%	28%
Edge Technology Group	—	2	2
Total revenue	8%	8%	9%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY GEOGRAPHY

	Three Months Ended
(in thousands)	March 31, 2021	December 31, 2020	March 31, 2020
U.S.	$463,180	$467,456	$428,930
International	379,528	378,831	335,372
Total revenue	$842,708	$846,287	$764,302
Revenue growth rates year-over-year:
U.S.	8%	5%	3%
International	13	16	16
Total revenue	10%	10%	8%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(2):
U.S.	8%	5%	3%
International	8	13	19
Total revenue	8%	8%	9%

(1) Effective March 1, 2021, Akamai reorganized into two groups: the Security Technology Group and the Edge Technology Group, which both utilize the Akamai Intelligent Edge Platform and its global sales organization. These groups are aligned with their product offerings. Revenue from the Security Technology Group was previously reported as revenue from Cloud Security Solutions, and revenue from the Edge Technology Group was previously reported as revenue from CDN and all other solutions.
(2) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE FROM INTERNET PLATFORM CUSTOMERS (1)

	Three Months Ended
(in thousands)	March 31, 2021	December 31, 2020	March 31, 2020
Revenue from Internet Platform Customers	$59,191	$57,677	$44,702
Revenue excluding Internet Platform Customers	783,517	788,610	719,600
Total revenue	$842,708	$846,287	$764,302
Revenue growth rates year-over-year:
Revenue from Internet Platform Customers	32%	11%	(5)%
Revenue excluding Internet Platform Customers	9	9	9
Total revenue	10%	10%	8%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(2):
Revenue from Internet Platform Customers	32%	11%	(5)%
Revenue excluding Internet Platform Customers	7	8	10
Total revenue	8%	8%	9%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY DIVISION (3)

	Three Months Ended
(in thousands)	March 31, 2021	December 31, 2020 (4)	March 31, 2020 (4)
Web Division	$427,046	$434,068	$402,750
Media and Carrier Division	415,662	412,219	361,552
Total revenue	$842,708	$846,287	$764,302
Revenue growth rates year-over-year:
Web Division	6%	5%	9%
Media and Carrier Division	15	15	8
Total revenue	10%	10%	8%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(2):
Web Division	4%	4%	10%
Media and Carrier Division	13	14	8
Total revenue	8%	8%	9%

(1) Revenue from large Internet platform companies: Amazon, Apple, Facebook, Google, Microsoft and Netflix
(2) See Use of Non-GAAP Financial Measures below for a definition
(3) Prior to March 1, 2021, Akamai managed its business by division, which was a customer-focused reporting view that reflected revenue from customers that were managed by the division. Although Akamai no longer manages its business by division, the prior divisional view of revenue is provided for informational purposes.
(4) As of January 1, 2021, Akamai reassigned some of its customers between the Media and Carrier Division and the Web Division and revised historical results in order to reflect the most recent categorization and to provide a comparable view for all periods presented. As the purchasing patterns and required account expertise of customers change over time, Akamai may reassign a customer's division from one to another.

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL OPERATING EXPENSE DATA

	Three Months Ended
(in thousands)	March 31, 2021	December 31, 2020	March 31, 2020
General and administrative expenses:
Payroll and related costs	$56,450	$51,759	$48,599
Stock-based compensation	16,362	14,834	13,957
Depreciation and amortization	20,909	21,189	20,465
Facilities-related costs	24,347	25,136	24,672
(Benefit) provision for doubtful accounts	(260)	(584)	2,199
Acquisition-related costs	64	4,390	76
Endowment of Akamai Foundation	—	20,000	—
Professional fees and other expenses	18,843	25,729	17,393
Total general and administrative expenses	$136,715	$162,453	$127,361

General and administrative expenses–functional(1):
Global functions	$55,799	$51,476	$47,866
As a percentage of revenue	7%	6%	6%
Infrastructure	81,109	87,172	77,220
As a percentage of revenue	10%	10%	10%
Other	(193)	23,805	2,275
Total general and administrative expenses	$136,715	$162,453	$127,361
As a percentage of revenue	16%	19%	17%

Stock-based compensation:
Cost of revenue	$7,096	$6,455	$5,736
Research and development	18,369	12,519	12,065
Sales and marketing	12,478	16,702	15,735
General and administrative	16,362	14,834	13,957
Total stock-based compensation	$54,305	$50,510	$47,493

(1) Global functions expense includes payroll, stock-based compensation and other employee-related costs for administrative functions, including finance, purchasing, order entry, human resources, legal, information technology and executive personnel, as well as third-party professional service fees. Infrastructure expense includes payroll, stock-based compensation and other employee-related costs for our network infrastructure functions, as well as facility rent expense, depreciation and amortization of facility and IT-related assets, software and software-related costs, business insurance and taxes. Our network infrastructure function is responsible for network planning, sourcing, architecture evaluation and platform security. Other expense includes acquisition-related costs, provision for doubtful accounts, the license of a patent, legal settlements and the endowments of the Akamai Foundation.

AKAMAI TECHNOLOGIES, INC.
OTHER SUPPLEMENTAL DATA

	Three Months Ended
(in thousands, except end of period statistics)	March 31, 2021	December 31, 2020	March 31, 2020
Depreciation and amortization:
Network-related depreciation	$51,896	$48,824	$36,397
Capitalized internal-use software development amortization	39,223	38,682	40,769
Other depreciation and amortization	20,365	20,662	20,019
Depreciation of property and equipment	111,484	108,168	97,185
Capitalized stock-based compensation amortization(1)	7,693	7,737	7,631
Capitalized interest expense amortization(1)	867	909	958
Amortization of acquired intangible assets	11,427	10,894	10,434
Total depreciation and amortization	$131,471	$127,708	$116,208

Capital expenditures, excluding stock-based compensation and interest expense(2)(3):
Purchases of property and equipment	$94,998	$138,140	$84,799
Capitalized internal-use software development costs	55,065	56,634	50,909
Total capital expenditures, excluding stock-based compensation and interest expense	$150,063	$194,774	$135,708

End of period statistics:
Number of employees	8,300	8,368	7,742

(1) Amortization of capitalized stock-based compensation and interest expense in this table excludes amortization of capitalized stock-based compensation and interest expense capitalized as part of the implementation of cloud-computing arrangements. However, the amounts are included in our total amortization of capitalized stock-based compensation and interest expense that is excluded from our non-GAAP measures (see reconciliations of GAAP to non-GAAP measures).
(2) Capital expenditures presented in this table are reported on an accrual basis, which differs from the cash-basis presentation in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end.
(3) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS AND NET INCOME

	Three Months Ended
(in thousands)	March 31, 2021	December 31, 2020	March 31, 2020
Income from operations	$182,364	$134,617	$152,330
GAAP operating margin	22%	16%	20%
Amortization of acquired intangible assets	11,427	10,894	10,434
Stock-based compensation	54,305	50,510	47,493
Amortization of capitalized stock-based compensation and capitalized interest expense	8,598	8,662	8,589
Restructuring charge	7,116	26,847	10,585
Acquisition-related costs	64	4,390	76
Endowment of Akamai Foundation	—	20,000	—
Operating adjustments	81,510	121,303	77,177
Non-GAAP income from operations	$263,874	$255,920	$229,507
Non-GAAP operating margin	31%	30%	30%

Net income	$155,695	$113,370	$123,146
Operating adjustments (from above)	81,510	121,303	77,177
Amortization of debt discount and issuance costs	16,257	15,766	15,633
Gain on investments	—	(7,228)	—
Loss from equity method investment	698	11,432	622
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	(26,346)	(34,799)	(20,445)
Non-GAAP net income	$227,814	$219,844	$196,133

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED SHARE

	Three Months Ended
(in thousands, except per share data)	March 31, 2021	December 31, 2020	March 31, 2020
GAAP net income per diluted share	$0.94	$0.68	$0.75
Adjustments to net income:
Amortization of acquired intangible assets	0.07	0.07	0.06
Stock-based compensation	0.33	0.30	0.29
Amortization of capitalized stock-based compensation and capitalized interest expense	0.05	0.05	0.05
Restructuring charge	0.04	0.16	0.06
Acquisition-related costs	—	0.03	—
Endowment of Akamai Foundation	—	0.12	—
Amortization of debt discount and issuance costs	0.10	0.10	0.10
Gain on investments	—	(0.04)	—
Loss from equity method investment	—	0.07	—
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(0.16)	(0.21)	(0.12)
Adjustment for shares(1)	0.01	—	—
Non-GAAP net income per diluted share	$1.38	$1.33	$1.20

Shares used in GAAP per diluted share calculations	165,688	165,879	163,684
Impact of benefit from note hedge transactions(1)	(954)	(1,105)	—
Shares used in non-GAAP per diluted share calculations(1)	164,734	164,774	163,684

(1) Shares used in non-GAAP per diluted share calculations have been adjusted for the three months ended March 31, 2021 and December 31, 2020 for the benefit of Akamai's note hedge transactions. During the three months ended March 31, 2021 and December 31, 2020, Akamai's average stock price was in excess of $95.10, which is the initial conversion price of Akamai's convertible senior notes due in 2025. See Use of Non-GAAP Financial Measures below for further definition.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

	Three Months Ended
(in thousands)	March 31, 2021	December 31, 2020	March 31, 2020
Net income	$155,695	$113,370	$123,146
Interest income	(4,578)	(6,270)	(7,043)
Provision for income taxes	11,898	4,158	14,292
Depreciation and amortization	111,484	108,168	97,185
Amortization of capitalized stock-based compensation and capitalized interest expense	8,598	8,662	8,589
Amortization of acquired intangible assets	11,427	10,894	10,434
Stock-based compensation	54,305	50,510	47,493
Restructuring charge	7,116	26,847	10,585
Acquisition-related costs	64	4,390	76
Endowment of Akamai Foundation	—	20,000	—
Interest expense	17,834	17,342	17,205
Gain on investments	—	(7,228)	—
Loss from equity method investment	698	11,432	622
Other expense, net	817	1,813	4,108
Adjusted EBITDA	$375,358	$364,088	$326,692
Adjusted EBITDA margin	45%	43%	43%

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, capital expenditures and impact of foreign currency exchange rates, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparison of financial results across accounting periods and to those of our peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate Akamai's operating results and future prospects in the same manner as management. These non-GAAP financial measures may exclude expenses and gains that may be unusual in nature, infrequent or not reflective of Akamai's ongoing operating results.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial results and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure. This reconciliation captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” can be found on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and is unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets from its non-GAAP financial measures to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•Stock-based compensation and amortization of capitalized stock-based compensation – Although stock-based compensation is an important aspect of the compensation paid to Akamai's employees, the grant date fair value varies based on the stock price at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai's current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation from its non-GAAP financial measures in order to highlight the performance of Akamai's core business and to be consistent with the way many investors evaluate its performance and compare its operating results to peer companies.

•Acquisition-related costs – Acquisition-related costs include transaction fees, advisory fees, due diligence costs and other direct costs associated with strategic activities. In addition, subsequent adjustments to Akamai's initial estimated amounts of contingent consideration and indemnification associated with specific acquisitions are included within acquisition-related costs. These amounts are impacted by the timing and size of the acquisitions. Akamai excludes acquisition-related costs from its non-GAAP financial measures to provide a useful comparison of Akamai's operating results to prior periods and to its peer companies because such amounts vary significantly based on the magnitude of the acquisition transactions and do not reflect Akamai's core operations.

•Restructuring charges – Akamai has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and charges associated with exiting facility lease commitments. Akamai excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.

•Amortization of debt discount and issuance costs and amortization of capitalized interest expense – In August 2019, Akamai issued $1,150 million of convertible senior notes due 2027 with a coupon interest rate of 0.375%. In May 2018, Akamai issued $1,150 million of convertible senior notes due 2025 with a coupon interest rate of 0.125%. The imputed interest rates of these convertible senior notes were 3.10% and 4.26%, respectively. This is a result of the debt discounts recorded for the conversion features that are required to be separately accounted for as equity under GAAP, thereby reducing the carrying value of the convertible debt instruments. The debt discounts are amortized as interest expense together with the issuance costs of the debt. The interest expense excluded from Akamai's non-GAAP results is comprised of these non-cash components and is excluded from management's assessment of the company's operating performance because management believes the non-cash expense is not representative of ongoing operating performance.

•Gains and losses on investments – Akamai has recorded gains and losses from the disposition, changes to fair value and impairment of certain investments. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to these gains and losses are not representative of Akamai's core business operations and ongoing operating performance.

•Legal settlements – Akamai has incurred losses related to the settlement of legal matters. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of Akamai's core business operations.

•Endowment of Akamai Foundation – Akamai has incurred expenses to endow the Akamai Foundation, a private corporate foundation dedicated to encouraging the next generation of technology innovators by supporting math and science education. Akamai's first endowment was in 2018 to enable a permanent endowment for the Akamai Foundation to allow it to expand its reach. In the fourth quarter of 2020 Akamai supplemented the endowment to enable specific initiatives to increase diversity in the technology industry. Akamai believes excluding these amounts from non-GAAP financial measures is useful to investors as these infrequent and nearly one-time expenses are not representative of its core business operations.

•Income and losses from equity method investment – Akamai records income or losses on its share of earnings and losses from its equity method investment. Akamai excludes such income and losses because it does not direct control over the operations of the investment and the related income and losses are not representative of its core business operations.

•Income tax effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as recording or releasing of valuation allowances), if any. Akamai believes that applying the non-GAAP adjustments and their related income tax effect allows Akamai to highlight income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP income from operations – GAAP income from operations adjusted for the following items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; acquisition-related costs; restructuring charges; gains and losses on legal settlements; costs incurred related to endowments to the Akamai Foundation; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP operating margin – Non-GAAP income from operations stated as a percentage of revenue.

Non-GAAP net income – GAAP net income adjusted for the following tax-affected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; gains and losses on legal settlements; costs incurred related to endowments to the Akamai Foundation; amortization of debt discount and issuance costs; amortization of capitalized interest expense; certain gains and losses on investments; income and losses from equity method investment; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income per diluted share – Non-GAAP net income divided by weighted average diluted common shares outstanding. Diluted weighted average shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transactions entered into in connection with the issuances of $1,150 million of convertible senior notes due 2027 and 2025, respectively. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully-diluted share calculation until they are delivered. However, the company would receive a benefit from the note hedge transactions and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of operating performance. With respect to the convertible senior notes due in each of 2027 and 2025, unless Akamai's weighted average stock price is greater than $116.18 and $95.10, respectively, the initial conversion price, there will be no difference between GAAP and non-GAAP diluted weighted average common shares outstanding.

Adjusted EBITDA – GAAP net income excluding the following items: interest income; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; gains and losses on legal settlements; costs incurred related to endowments to the Akamai Foundation; foreign exchange gains and losses; interest expense; amortization of capitalized interest expense; certain gains and losses on investments; income and losses on equity method investment; and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Capital expenditures, or capex, excluding stock-based compensation and interest expense – Purchases of property and equipment and capitalization of internal-use software development costs presented on an accrual basis, which differs from the cash-basis presentation included in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.

Impact of foreign currency exchange rate – Revenue and earnings from international operations have historically been an important contributor to Akamai's financial results. Consequently, Akamai's financial results have been impacted, and management expects they will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, when the local currencies of our foreign subsidiaries weaken, our consolidated results stated in U.S. dollars are negatively impacted.

Because exchange rates are a meaningful factor in understanding period-to-period comparisons, management believes the presentation of the impact of foreign currency exchange rates on revenue and earnings enhances the understanding of our financial results and evaluation of performance in comparison to prior periods. The dollar impact of changes in foreign currency exchange rates presented is calculated by translating current period results using monthly average foreign currency exchange rates from the comparative period and comparing them to the reported amount. The percentage change at constant currency presented is calculated by comparing the prior period amounts as reported and the current period amounts translated using the same monthly average foreign currency exchange rates from the comparative period.

Akamai Statement Under the Private Securities Litigation Reform Act
This release and/or our quarterly earnings conference call scheduled for later today contain information about future expectations, plans and prospects of Akamai's management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements about expected future financial performance. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, inability to continue to generate cash at the same level as prior years; failure to realize the expected benefits from our announced reorganization; failure of our investments in innovation to generate solutions that are accepted in the market; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; impact of the COVID-19 pandemic; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release and on such call represent Akamai's expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.